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                                                                    EXHIBIT 11.1

                        NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

             (Accounting principles generally accepted in Canada)
        (Canadian dollars, amounts in thousands except per share data)
                                  (Unaudited)

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                                                          Fiscal quarter ended   Two fiscal quarters ended
                                                          --------------------   -------------------------
                                                           Oct 27,     Oct 29,       Oct 27,    Oct 29,
                                                            1996        1995          1996       1995
                                                           -------     -------       -------    -------
Basic earnings per share

  Net earnings                                             $ 62,781    $ 45,376    $123,582    $ 82,488
                                                           ========    ========    ========    ========

  Common Shares outstanding
   at the beginning of the period                           169,754     165,766     168,676     164,515

  Weighted average number of Common Shares
    issued, net of Common Shares
    repurchased, during the period                              478          98       1,060         974
                                                           --------    --------    --------    --------

  Weighted average number of Common Shares
    outstanding at the end of the period                    170,232     165,864     169,736     165,489
                                                           ========    ========    ========    ========

  Basic earnings per share                                    $0.37       $0.27       $0.73       $0.50
                                                           ========    ========    ========    ========

Fully diluted earnings per share

  Earnings before imputed earnings                         $ 62,781    $ 45,376    $123,582    $ 82,488

  After tax imputed earnings from the investment
    of funds received through dilution                        2,715       2,503       5,598       4,867
                                                           --------    --------    --------    --------

  Adjusted net earnings                                    $ 65,496    $ 47,879    $129,180    $ 87,355
                                                           ========    ========    ========    ========

  Weighted average number of Common Shares
    outstanding at the end of the period                    170,232     165,864     169,736     165,489

  Weighted average common share
    equivalents based on conversion of
    outstanding stock options                                13,899      13,773      13,198      13,742
                                                           --------    --------    --------    --------

  Weighted average number of Common
    Shares and equivalents outstanding at
    the end of the period                                   184,131     179,637     182,934     179,231
                                                           ========    ========    ========    ========

  Fully diluted earnings per share                            $0.36       $0.27       $0.71       $0.49
                                                           ========    ========    ========    ========

Earnings per share expressed in U.S. Dollars

  Daily average exchange rate of a Canadian
    dollar for U.S. dollars as reported by the
    Federal Reserve Bank of New York                        $0.7322     $0.7401     $0.7316     $0.7361

  Basic earnings per share, in U.S. dollars                   $0.27       $0.20       $0.53       $0.37
                                                           ========    ========    ========    ========

  Fully diluted earnings per share, in U.S. dollars           $0.26       $0.20       $0.52       $0.36
                                                            =======     =======     =======     =======
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